UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

June 15, 2020

SUMMIT HEALTHCARE REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-52566	73-1721791
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 South Pointe Drive, Suite 100, Lake Forest, California 92630

(Address of principal executive offices)

(800) 978-8136

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 8.01	Other Events

The 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) of Summit Healthcare REIT, Inc. (the “Company”) has been scheduled for November 10, 2020. Because the date of the 2020 Annual Meeting is more than 30 days after the anniversary date of the Company’s 2019 Annual Meeting of Stockholders, in accordance with Rule 14a-5(f) under the Exchange Act, the Company is informing stockholders of the change.

For stockholders who wish to present a proposal to be considered for inclusion in our proxy statement and for consideration at the 2020 Annual Meeting, pursuant to Rule 14a-8 under the Exchange Act, the proposal must have been be received by our Corporate Secretary, Summit Healthcare REIT, Inc. 2 South Pointe Drive, Suite 100, Lake Forest, California 92630 no later than July 13, 2020. Stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.

This date of the 2020 Annual Meeting also affects the notification deadline for stockholders who wish to nominate candidates for director or propose other business for consideration at the 2020 Annual Meeting. In such case, our Bylaws currently provide that, in order for a stockholder to bring nominations or business at the 2020 Annual Meeting, certain conditions set forth in Section 2.12 of our Bylaws must be satisfied, including delivery of notice of such nomination or proposal to our Corporate Secretary at the address above no earlier than June 13, 2020, and no later than July 13, 2020 or ten days following the date of this report (whichever is later).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUMMIT HEALTHCARE REIT, INC.

By:	/s/ Elizabeth A. Pagliarini
Name:	Elizabeth A. Pagliarini
Title:	Chief Financial Officer

Dated: June 15, 2020